      As filed with the Securities and Exchange Commission on June 15, 1999

                              Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ElderTrust
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       (Exact name of registrant as specified in its declaration of trust)

                                    Maryland
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         (State or other jurisdiction of incorporation or organization)

                                   23-2932973
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                      (I.R.S. employer identification no.)

           101 East State Street, Suite 100, Kennett Square, PA 19348
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               (Address of principal executive offices) (Zip code)

                      1999 Share Option and Incentive Plan
       -------------------------------------------------------------------
                            (Full title of the plan)

                             Edward B. Romanov, Jr.
                      President and Chief Executive Officer
                                   ElderTrust
           101 East State Street, Suite 100, Kennett Square, PA 19348
       -------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (610) 925-4200
       -------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            George P. Barsness, Esq.
                             Hogan & Hartson L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

----------------------------- ------------------- -------------------------- ------------------------- --------------------
Title of securities              Amount to be         Proposed maximum           Proposed maximum           Amount of
  to be registered                registered      offering price per share   aggregate offering price   registration fee
----------------------------- ------------------- -------------------------- ------------------------- --------------------
Common shares of beneficial
interest,                          350,000               $9.3125 (1)              $3,259,375(1)              $906.11
par value $.01 per share
----------------------------- ------------------- -------------------------- ------------------------- --------------------

         (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, as of June 10, 1999 solely for the purpose of calculating the registration fee.

                           Exhibit Index is on page 9

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           ElderTrust (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

            (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

            (b)   The Registrant's Form 10-Q for the quarter ended March 31,
                  1999;

            (c) The description of the Registrant's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), contained in the Registrant's Form 8-A12B filed with the Commission on January 20, 1998; and

            (d) All documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

Item 4.  Description of Securities.

           Not applicable (the common shares are registered under Section 12 of the Exchange Act).

Item 5.  Interests of Named Experts and Counsel.

           Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's officers and trustees are indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Partnership Agreement of the ElderTrust Operating Limited Partnership (the "Operating Partnership") against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its trustees and officers to the fullest extent permitted from time to time under Maryland law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         Maryland Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

      The Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of the Registrant and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Registrant in its Declaration of Trust, and limits the liability of the Registrant and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant's Declaration of Trust.

         The Registrant has entered into indemnification agreements with each of its trustees and officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and officers to the fullest extent permitted by law and advance to its trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

         The Registrant also maintains director and officer liability insurance.

                                    * * * * *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

Exhibit
Number                     Description

       5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered.

       23.1                Consent of KPMG LLP.

       23.2                Consent of Hogan & Hartson L.L.P.
                           (See Exhibit 5)


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)     To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on this 15th day of June, 1999.

                                   ELDERTRUST



                                    By: /s/ Edward B. Romanov, Jr.
                                        ----------------------------------------
                                        Edward B. Romanov, Jr.
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



       SIGNATURE                                     TITLE                                  DATE
       ---------                                     -----                                  ----





/s/ Edward B. Romanov, Jr.              President                                   June 15, 1999
--------------------------              and Chief Executive Officer
Edward B. Romanov, Jr.                  (Principal Executive Officer)




/s/ D. Lee McCreary, Jr.                Senior Vice President,                      June 15, 1999
---------------------------------       Chief Financial Officer,
D. Lee McCreary, Jr.                    Treasurer and Secretary
                                        (Principal Financial and
                                          Accounting Officer)




/s/ Michael R. Walker                   Chairman of the Board                       June 15, 1999
---------------------------------         of Trustees
Michael R. Walker




       SIGNATURE                                     TITLE                                  DATE
       ---------                                     -----                                  ----



/s/ Kent P. Dauten                      Trustee                                     June 15, 1999
---------------------------------
Kent P. Dauten


/s/ Rodman W. Moorhead, III             Trustee                                     June 15, 1999
---------------------------------
Rodman W. Moorhead, III


/s/ Timothy T. Weglicki                 Trustee                                     June 15, 1999
---------------------------------
Timothy T. Weglicki



                                  EXHIBIT INDEX


Exhibit
Number               Description                                           Page
------               -----------                                           ----

       5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the shares being registered.

       23.1          Consent of KPMG LLP.

       23.2          Consent of Hogan & Hartson L.L.P.
                     (See Exhibit 5)